UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2022

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 23, 2022, Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company (“Spirit NC”), entered into a second refinancing amendment (the “November 2022 Amendment”) to the term loan credit agreement, among Spirit, the Company, as parent guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent, as amended by the first refinancing, incremental assumption and amendment agreement dated as of November 15, 2021 (the “Existing Credit Agreement” and, as amended by the November 2022 Amendment, the “Credit Agreement”).

Pursuant to the Existing Credit Agreement, certain lenders provided a term loan B facility in an initial aggregate principal amount of $600,000,000. The November 2022 Amendment provides for, among other things, the refinancing of the $594,000,000 aggregate principal amount of term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the November 2022 Amendment (the “Existing Term Loans”) with term loans in an equal principal amount with a later maturity date (the “New Term Loans”). The proceeds of the New Term Loans will be used to refinance the Existing Term Loans.

The New Term Loans will mature on January 15, 2027. Following the effectiveness of the November 2022 Amendment, the New Term Loans will bear interest at a rate ranging between Term SOFR plus 4.25% and Term SOFR plus 4.50% (or, at Spirit’s option, between base rate plus 3.25% and base rate plus 3.50%, as applicable) with the margin varying based on Spirit’s first lien secured gross leverage ratio.

The description of the November 2022 Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the November 2022 Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Notes Offering

On November 23, 2022, Spirit entered into an Indenture (the “Indenture”), by and among Spirit, the Company and Spirit NC, as guarantors (together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with Spirit’s offering of $900 million aggregate principal amount of its 9.375% Senior Secured First Lien Notes due 2029 (the “Notes”). The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act. Spirit plans to use the net proceeds from the sale of the Notes (i) to fund its tender offer (the “Tender Offer”) for any and all of the $500 million outstanding principal amount of its 5.500% Senior Secured First Lien Notes due 2025 (the “2025 First Lien Notes”) and to solicit consents to amend certain provisions of the indenture relating to the 2025 First Lien Notes to eliminate certain restrictive covenants and certain events of default and to release all of the collateral, (ii) to redeem Spirit’s outstanding 3.950% Senior Notes due 2023 and (iii) to pay related premiums, fees and expenses incurred in connection with the foregoing. Any remaining proceeds will be used for general corporate purposes, which may include the redemption or repurchase of indebtedness.

The Notes mature on November 30, 2029 and bear interest at a rate of 9.375% per year payable semiannually in cash in arrears on May 30 and November 30 of each year. The first interest payment date is May 30, 2023.

The Notes are guaranteed by the Company and Spirit NC, and each existing and future, direct and indirect, wholly-owned material domestic subsidiary of the Company, subject to certain customary exceptions. The Notes are secured by a first-priority lien with respect to substantially all assets of Spirit and the guarantors, subject to certain exceptions.

Spirit may redeem some or all of the Notes, at its option, at any time on or after November 30, 2025, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 30 of each of the years indicated below:

Year	Redemption Price
2025	104.688%
2026	102.344%
2027 and thereafter	100.000%

At any time prior to November 30, 2025, Spirit may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to November 30, 2025, Spirit may, at its option, redeem up to 10% of the aggregate principal amount of the Notes per twelve month period (but no more than three times in total) at a redemption price equal to 103% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Further, at any time on or prior to November 30, 2025, Spirit may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 109.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control triggering events during a period when the change of control offer to purchase provisions under the Indenture apply, Spirit must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture contains covenants that limit Spirit’s, the Company’s and the Company’s subsidiaries’ ability, subject to certain exceptions and qualifications, to incur indebtedness secured by liens, enter into sale and leaseback transactions, make restricted payments and investments and enter into certain mergers or consolidations and transfer substantially all of the Company and its subsidiaries’ assets. These covenants are subject to a number of qualifications and limitations. In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Fifth Supplemental Indenture Relating to the 2026 Notes

On November 23, 2022, Spirit entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), by and among Spirit, the Company, Spirit NC and The Bank of New York Mellon Trust Company, N.A., as trustee in connection with Spirit’s 3.850% Senior Notes due 2026 (the “2026 Notes”). Under the Fifth Supplemental Indenture, the holders of the 2026 Notes were granted security on an equal and ratable basis with the holders of the Notes.

The description of the Fifth Supplemental Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

First Supplemental Indenture Relating to the 2025 First Lien Notes

In connection with the Tender Offer, Spirit received as of 5:00 p.m., New York City time, on November 21, 2022,s the requisite consents from holders of the 2025 First Lien Notes necessary to approve amendments to the Indenture, dated as of October 5, 2020 (the “2025 First Lien Notes Indenture”), among Spirit, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, to, among other things, (x) eliminate certain of the restrictive covenants and events of default contained in the 2025 First Lien Notes Indenture (the “Majority Amendments”) and (y) terminate the security interest and release the collateral under the 2025 First Lien Notes Indenture (the “Collateral Release Amendments”). Accordingly, Spirit, the Company, Spirit NC and The Bank of New York Mellon Trust Company, N.A. entered into the First Supplemental Indenture, dated as of November 23, 2022 (the “First Supplemental Indenture”), to the 2025 First Lien Notes Indenture, which effects (i) the Majority Amendments and (ii) the Collateral Release Amendments, in each case, as of November 23, 2022. The foregoing description of the First Supplemental Indenture is only a summary, does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, a copy of which is attached as Exhibit 4.4 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above (except the information set forth under the heading “First Supplemental Indenture Relating to the 2025 First Lien Notes”) is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Tender Offer Early Settlement

On November 22, 2022, the Company issued a press release announcing the early tender results of the Tender Offer and receipt of the requisite consents to approve the Majority Amendments and the Collateral Release Amendments. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement, dated as of November 8, 2022 (the “Purchase Agreement”), by and among Spirit, the Company, Spirit NC, Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule A thereto.

Security Agreement

On November 23, 2022, Spirit, the Company and Spirit NC (collectively, the “Grantors”) entered into the Security and Pledge Agreement with The Bank of New York Mellon Trust Company, N.A., as trustee under the Notes and Notes collateral agent (the “Security and Pledge Agreement”), pursuant to which the obligations of the Grantors under the Indenture and the indenture for the 2026 Notes are secured by the pledge and grant of security interests contained in the Security and Pledge Agreement. The Notes and the 2026 Notes are secured on a first-priority basis by liens on substantially all of the tangible and intangible assets of the Grantors, subject to permitted liens and certain exceptions.

On November 23, 2022, the Company issued a press release announcing the closing of its sale of the Notes and the closing of the credit agreement amendment. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of November 23, 2022, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
4.2	Form of 9.375% Senior Secured First Lien Notes due 2029 (included as Exhibit A to Exhibit 4.1).
4.3	Fifth Supplemental Indenture, dated as of November 23, 2022, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4	First Supplemental Indenture, dated as of November 23, 2022, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
10.1	Second Refinancing Amendment to Term Loan Credit Agreement, dated as of November 23, 2022, among Spirit AeroSystems, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.
99.1	Press Release, dated November 22, 2022, announcing early tender results.
99.2	Press Release, dated November 23, 2022, announcing the closing of the offering of the Notes and the closing of the credit agreement amendment.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: November 23, 2022	/s/ Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel and Corporate Secretary